ARMEN ENERGY, LLC
                                                               717 E. Guenther
                                                        San Antonio, TX  78210
                                                             210-534-9608 (ph)
                                                            210-534-0836 (fax)


Mr. Francis Richard Biscan Jr.
American Stellar Energy, Inc.
2162 Acorn Court
Wheaton, Il 60187
                                          Re: First Right of Refusal Agreement
                                              Corsicana Field
                                              Navarro County, Texas


Gentlemen:

This letter when executed by all parties shall evidence the terms and conditions by which American Stellar ("AS") shall participate with Armen Energy, LLC ("Armen") in any and all business opportunities that Armen Energy, LLC shall generate.


1) Armen Energy shall give American Stellar Energy, Inc. a first right of refusal on participation in all business opportunities that are made available or are generated by Armen Energy.

2) This right shall extend for a period of 30 days from the date of notification.

3) AS shall sign a non-circumvention agreement, binding for a period of three years.

4) All available due diligence materials shall be supplied to American Stellar that are available to Armen Energy. AS shall use this data only for in-house purposes. AS must have Armen's approval, in writing, for display or discussion to any parties outside of AS Management.

5) It shall be clear that American Stellar has no obligation to participate in any opportunities presented to the company.

6) If there is a desire to participate, it shall be evidenced by the formation and signing of a participation "Option Agreement" regarding the specific opportunity.

7) Notice: Any notice or correspondence required or permitted to be given under this agreement may be given personally to an individual party or to an officer or registered agent or corporate party or may be given by depositing such notice or correspondence in the. mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties at the following addresses.

If the foregoing adequately sets out your understanding of our agreement, please indicate so by signing in the space provided for below and returning one copy of this letter so executed to the undersigned.

                                         Sincerely,

                                         /s/ Jerry D. Witte
                                         Jerry D. Witte
                                         President



AMERICAN STELLAR ENERGY INC.
2162 Acorn Court
Wheaton Ill
60187


ARMEN ENERGY, LLC
717 E. Guenther
San Antonio
Texas
78210

Agreed to and Accepted this
20th day of January, 2004.

American Stellar Energy, Inc.Armen Energy, LLC

By:    /s/ Francis R. Biscan Jr.        By:      /s/ Jerry D. Witte
Name:  Francis R. Biscan  Jr.           Name:    Jerry D. Witte
Title: President.                       Title:   President